                                                                               .
                                                                               .
                                                                               .

                                   EXHIBIT 21

                              LIST OF SUBSIDIARIES

                           Name                                               State of Incorporation
                           ----                                               ----------------------
             The State Bank and Trust Company                                          Ohio
                    RFC Banking Company                                                Ohio
            Reliance Financial Services, N.A.*                          Nationally Chartered Trust Company
                 Rurban Mortgage Company*                                              Ohio
               Rurban Life Insurance Company                                         Arizona
                Rurbanc Data Services, Inc.                                            Ohio


----------
* Reliance Financial Services, N.A. and Rurban Mortgage Company are wholly-owned subsidiaries of The State Bank and Trust Company.